LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



March 5, 2001


Securities and Exchange Commission
450 5th St.,
N.W.
Washington, D.C. 20549


Re:    Power of Attorney for Forms 4
and 5
	  Issuer:  I-Flow Corporation (IFLO)


I hereby authorize
and designate James R. Talevich, Chief Financial Officer of I-Flow Corporation, to sign and file Form 4 "Statement of Changes in Beneficial Ownership of Securities", and Form 5 "Annual Statement of Changes in Beneficial Ownership", as appropriate, on my behalf. This authorization continues until further notice.


Sincerely,



Joel S.
Kanter